Exhibit 10.2

SEVENTH AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SEVENTH AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 6, 2006 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of June 30, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among General Electric Capital Corporation, as Agent (in such capacity, “Agent”), Inverness Medical Innovations, Inc. (“Innovations”), Wampole Laboratories, LLC (“US Borrower”) and Inverness Medical (UK) Holdings Limited (“European Borrower”, together with US Borrower, collectively, “Borrowers”), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and co-syndication agent, and the lenders signatory thereto from time to time (collectively, the “Lenders”).

W I T N E S S E T H

WHEREAS, Borrowers have notified Agent that Inverness Medical Switzerland, GmbH (“Swissco”) desires to acquire (the “BBI Stock Purchase”) ordinary shares of 2.5 pence in the share capital of (“BBI Stock”) of BBI Holdings PLC, a UK public company organized under the laws of England and Wales (“BBI”), at a per share price not to exceed 125 pence, substantially in accordance with the Heads of Agreement dated by and among Swissco and BBI, a draft of which has previously been provided to Agent and is attached hereto as Exhibit A (the “Agreement”);

WHEREAS, it is contemplated that the BBI Stock Purchase is to be paid for by way of a convertible loan agreement pursuant to which an amount not to exceed ₤ 7.5 million is to be loaned (the “Loan”) to BBI and maintained in a segregated interest bearing account until the earlier of (i) such time as the Loan is converted into BBI Stock and (ii) the Loan or a portion thereof (together with interest thereon) is required to be repaid to Swissco, in each case, on the terms and conditions set forth in the Agreement and the convertible loan agreement referred to therein (the “Convertible Loan Agreement”);

WHEREAS, the Loan and the BBI Stock Purchase are prohibited by Section 6.2 of the Credit Agreement;

WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the Loan and the BBI Stock Purchase on the terms and subject to the conditions set forth herein;

WHEREAS, Borrowers have also requested that Agent and Requisite Lenders consent to either the formation or acquisition of certain subsidiaries under the circumstances described herein; and

WHEREAS, Agent and Requisite Lenders have agreed to consent to the Loan and the BBI Stock Purchase and the formation or acquisition of such subsidiaries in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms not otherwise defined herein, including in the recitals, shall have the meanings ascribed to them in the Credit Agreement.

2.             Amendments to Credit Agreement.

(a)           Amendment to Section 6.2 of the Credit Agreement.  Section 6.2(l) of the Credit Agreement is hereby amended as of the Seventh Amendment Effective Date (as hereinafter defined) by deleting such clause (l) in its entirety and inserting in lieu thereof a new clause (l) to read as follows:

“(l) the Credit Parties may make investments in and/or loans to Abon and China Newco in an aggregate amount not to exceed $5,000,000 at any one time outstanding.”

(b)           Amendment to Section 11.19 of the Credit Agreement.  Section 11.19 of the Credit Agreement is hereby amended as of the Seventh Amendment Effective Date by deleting such section in its entirety and inserting in lieu thereof a new section to read as follows:

“11.19                     Negative Pledge.  Each of the Excluded Subsidiaries, other than Inverness Medical (Shanghai) Co., Ltd., hereby covenants and agrees with Agent and Lenders that such Person shall not (a) create, incur, assume or permit to exist any Indebtedness other than (i) Indebtedness existing on the Closing Date listed on Disclosure Schedule 11.19(a), (ii) refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to such Person, as determined by Agent in good faith, than the terms of the Indebtedness being refinanced, amended or modified, (iii) Indebtedness owing to Credit Parties to the extent permitted to be advanced by the Credit Parties pursuant to Section 6.2(h), (iv) in the case of Orgenics only, other Indebtedness; provided that the aggregate combined amount of all outstanding Indebtedness of Orgenics shall not exceed $5,000,000 (or the Equivalent Amount thereof) at any time; (v) in the case of Abon only, on or after the Acon New Facility Closing Date, (A) Indebtedness owing to the Credit Parties to the extent contemplated by Section 6.2(l) and (B) the NF Indebtedness; and (vi) in the case of Singapore Newco only, Indebtedness owing to the Credit Parties to the extent permitted by Section 6 of the Seventh Amendment, or (b) create, incur, assume or permit to exist any Lien on or with respect to any of its other properties or assets (whether now owned or hereafter acquired) except for (i) Permitted Encumbrances; (ii) Liens in existence on the date hereof and summarized on Disclosure Schedule 11.19(b) securing the Indebtedness described on Disclosure Schedule 11.19(a); (iii) permitted refinancings, extension and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (iv) in the case of Orgenics only, Liens securing the Indebtedness permitted by clause (a)(iv) above; and (v) in the case of Abon only, Liens solely on the assets of Abon securing the NF Indebtedness permitted by clause (a)(v) above.”

(c)           Amendment to Annex A of the Credit Agreement.  Annex A of the Credit Agreement is hereby amended as of the Seventh Amendment Effective Date by deleting the word “and” before clause (l) in the definition of “Excluded European Subsidiaries” and adding “, (m) China Newco and (n) Singapore Newco until such time as Singapore Newco becomes a European Credit Party under the Credit Agreement” at the end of such clause (l) therein.

(d)           Amendment to Annex A of the Credit Agreement.  Annex A of the Credit Agreement is hereby further amended as of the Seventh Amendment Effective Date as by inserting the following new definitions therein in appropriate alphabetical order:

‘“China Newco” means a Person to be acquired or formed by [Swissco] in accordance with the terms of Section 5 of the Seventh Amendment.

“Seventh Amendment” means the Seventh Amendment and Consent to Third Amended and Restated Credit Agreement dated as of October 6, 2006.

“Singapore Newco” means a Person to be acquired or formed by [Swissco] in accordance with the terms of Section 6 of the Seventh Amendment.”

3.             BBI Consent.  Notwithstanding anything to the contrary contained in Section 6.2 of the Credit Agreement, as of the Seventh Amendment Effective Date, Agent and Requisite Lenders hereby consent to the consummation of the Loan and the BBI Stock Purchase substantially in accordance with the Agreement and the Convertible Loan Agreement and agree that neither the consummation of the Loan nor the consummation of the BBI Stock Purchase shall constitute a breach of the Credit Agreement or the other Loan Documents; provided, that (i) the purchase price for the BBI Stock shall not exceed ₤ 7.5 million, (ii) within thirty (30) days of the BBI Stock Purchase, if applicable, unless otherwise agreed to by Agent in its sole discretion, Agent shall have received (a) a pledge of all of the BBI Stock acquired in the BBI Stock Purchase pursuant to a pledge agreement, in form and substance satisfactory to Agent, to be entered into between Swissco and Agent, together with, to the extent such Stock is certificated, original certificates representing such BBI Stock (with duly executed, undated stock powers) and (b) a legal opinion in respect of such pledge in form and substance satisfactory to Agent, (iii) prior to making the Loan, Swissco and BBI shall have entered into the Convertible Loan Agreement, which agreement shall have the terms and conditions outlined in the Agreement and shall otherwise be in form and substance satisfactory to Agent, (iv) Agent shall have received a first priority security interest in the Convertible Loan Agreement and BBI shall have acknowledged and consented to such security interest, in each case, on terms and conditions satisfactory to Agent, and (v) the Loan shall be repaid in full (together with interest thereon in accordance with the terms of the Convertible Loan Agreement) and/or the BBI Stock Purchase shall have been consummated on or before March 31, 2007.

4.             BBI Covenants.  Without limiting any provisions contained in any other Loan Document, each of the Credit Parties hereby agrees that it shall not incur any Guaranteed Indebtedness on behalf of BBI or otherwise provide any credit support to BBI.

5.             Formation/Acquisition of China Subsidiary Consent.  As of the Seventh Amendment Effective Date, Agent and Requisite Lenders hereby consent to either (a) the formation by Swissco of a wholly-owned Subsidiary or (b) the acquisition by Swissco of 100% of the Stock of an existing shell corporation organized under the laws of China (in either case, the “China Subsidiary”) in accordance with applicable law and agree that such formation or acquisition, as applicable, shall not constitute a breach of the Credit Agreement or the other Loan Documents, provided, however, that, notwithstanding anything to the contrary contained in any Loan Document, (i) the China Subsidiary shall be an Excluded Subsidiary, (ii) none of the Credit Parties, nor any Excluded Subsidiary, shall pay, contribute, transfer, lend or otherwise provide any monies or assets (other than as permitted by Section 6.2 of the Credit Agreement, as amended by this Amendment) to the China Subsidiary, (iii) if the China Subsidiary is acquired, the purchase price therefore shall not exceed $1,000 and (iv) at the time of acquisition of the China Subsidiary, if applicable, the China Subsidiary shall have no assets (other than deminimus assets necessary for its existence) and no liabilities (including contingent liabilities).

6.             Formation of Singapore Subsidiary Consent.  As of the Seventh Amendment Effective Date, Agent and Requisite Lenders hereby consent to either (a) the formation by Swissco of a wholly-owned Subsidiary or (b) the acquisition by Swissco of 100% of the Stock of an existing shell corporation organized under the laws of Singapore (in either case, the “Singapore Subsidiary”) in accordance with applicable law and agree that such formation or acquisition, as applicable, shall not constitute a breach of the Credit Agreement or the other Loan Documents, provided, however, that, notwithstanding anything to the contrary contained in any Loan Document, (i) the Singapore Subsidiary shall be an Excluded Subsidiary until such time as the requirements of Section 7 herein have been satisfied, (ii) none of the Credit Parties, nor any Excluded Subsidiary, shall pay, contribute, transfer, lend, guarantee obligations on behalf of or otherwise provide any monies or assets or credit support (other than the minimum assets required in connection with the formation, if applicable, of the Singapore Subsidiary and other assets, loans, support or other amounts not to exceed $1,000,000 in the aggregate per Fiscal Year) to the Singapore Subsidiary on or before the date that each of the requirements set forth in Section 7 have been satisfied as determined by Agent in its sole discretion, (iii) if the Singapore Subsidiary is acquired, the purchase price therefore shall not exceed $1,000 and (iv) at the time of acquisition of the Singapore Subsidiary, if applicable, the Singapore Subsidiary shall have no assets (other than deminimus assets necessary for its existence) and no liabilities (including contingent liabilities).

7.             Agreement by Borrowers and Other Credit Parties Regarding the Singapore Subsidiary.  The Borrowers and each of the other Credit Parties hereby acknowledge and agree that, on or prior to the earlier of (i) the date which it is reasonably determined that the contemplated joint venture with Proctor & Gamble will not be consummated and (ii) March 31, 2007:

(a)           Joinder.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a joinder agreement, in form and substance satisfactory to Agent, duly executed by the Singapore Subsidiary to which, inter alia, the Singapore Subsidiary joins the Credit Agreement and the other Loan Documents as a European Credit Party.

(b)           Guaranty.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a guaranty, in form and substance satisfactory to Agent, duly executed by the Singapore Subsidiary, pursuant to which the Singapore Subsidiary guaranties the Obligations of the European Credit Parties under the Loan Documents.

(c)           Security Interest and Code (or Foreign Equivalent) Filings.

(i)         Unless otherwise agreed to by Agent in its sole discretion, the Singapore Subsidiary shall have granted a valid first priority perfected security interest (subject to Permitted Encumbrances) in all of its assets to secure the Obligations of the European Credit Parties and shall have executed all documents (including financing statements under the Code (or foreign equivalent) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens in form and substance reasonably acceptable to Agent) as Agent may request in order to perfect its security interest in such assets.

(ii)        Unless otherwise agreed to by Agent in its sole discretion, the Singapore Subsidiary shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name the Singapore Subsidiary as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of the Singapore Subsidiary.

(d)           Pledge Agreement.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a pledge of one hundred percent (100%) of the outstanding equity interests of the Singapore Subsidiary (the “Singapore Subsidiary Stock”) pursuant to a pledge agreement, in form and substance satisfactory to Agent, to be entered into between Swissco and Agent, together with, to the extent such Stock is certificated, original certificates representing 100% of the issued and outstanding Singapore Subsidiary Stock (with duly executed, undated stock powers).

(e)           Cash Management.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by the Singapore Subsidiary and each bank where the Singapore Subsidiary has established a deposit or disbursement account (other than payroll accounts), in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement.

(f)            Schedules.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received updated Schedules to the Credit Agreement and such other Loan Documents as may be required in connection with the joinder of the Singapore Subsidiary to reflect the joinder of the Singapore Subsidiary to such agreements, in form and substance satisfactory to Agent.

(g)           Organizational Documents and Good Standing.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a copy of the Singapore Subsidiary’s (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

(h)           Bylaws and Resolutions.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a copy of (i) the Singapore Subsidiary’s bylaws (or foreign equivalent thereof) and all amendments thereto, (ii) to the extent required under applicable law, resolutions of Swissco’s board of directors and stockholders, approving and authorizing the formation or acquisition, as applicable, of the Singapore Subsidiary and its pledge of the equity of the Singapore Subsidiary, and (iii) resolutions of the Singapore Subsidiary’s board of directors approving and authorizing the execution, delivery and performance of the Loan Documents to which the Singapore Subsidiary is, or will be a party to and the transactions to be consummated in connection therewith, certified by an authorized officer of the Singapore Subsidiary (after giving effect to the Singapore Subsidiary’s formation) as being in full force and effect without any modification or amendment as of the date the Singapore Subsidiary joins the Credit Agreement as a European Credit Party.

(i)            Incumbency.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a signature and incumbency certificate of the officers of the Singapore Subsidiary executing any Loan Document or joinder thereto, certified by an officer of the Singapore Subsidiary as being true, accurate, correct and complete in all respects.

(j)            Opinion of Counsel.  Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications) that (i) the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against the Singapore Subsidiary (and, in respect of the pledge of Stock of the Singapore Subsidiary by [Swissco], [Swissco]), and (ii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

(k)           Appointment of Agent for Service of Process.  Agent shall have received evidence that the Connecticut office of CT Corporation has been appointed as agent for service of process for the Singapore Subsidiary.

The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 7 on or prior to the date such documents are required to be delivered as set forth above, shall constitute an immediate Event of Default under the Credit Agreement.

8.             Remedies.  This Amendment shall constitute a Loan Document.  The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

9.             Representations and Warranties.  To induce Agent and Requisite Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

(a)           The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”): (i) are within such Person’s corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person’s charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Seventh Amendment Effective Date.

(b)           This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

(c)           This Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or other laws affecting creditors’ rights generally or by equitable principals of general applicability.

(d)           No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

(e)           No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party’s right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

(f)            The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto, be true and correct on and as of (i) the date hereof, and (ii) the Seventh Amendment Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

10.           No Amendments/Waivers/Consents.  Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (b) the consents and agreements of the Agent and Requisite Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (c) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

11.           Affirmation of Obligations.  Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

12.           Outstanding Indebtedness; Waiver of Claims.  Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of October 5, 2006, (a) the outstanding balance of the European Revolving Loan is $0, (b) the outstanding balance of the US Revolving Loan is $0, (c) the outstanding balance of the US Term Loan is $45,000,000, and (d) the outstanding balance of European Term Loan is $0.  Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Seventh Amendment Effective Date; provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent’s or any Lender’s gross negligence or willful misconduct.

13.           Expenses.  Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

14.           Effectiveness.

(a)           Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of October 6, 2006 (the “Seventh Amendment Effective Date”):

(i)         Amendment.  Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Requisite Lenders, and each of the Credit Parties.

(ii)        Payment of Expenses.  Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

(iii)       Representations and Warranties.  The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof.

15.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16.           Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS

WAMPOLE LABORATORIES, LLC
INVERNESS MEDICAL (UK) HOLDINGS LIMITED

By:	/s/ David Teitel
Name:	David Teitel
Title:	Vice President, Authorized Signatory

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and a Lender

By:	/s/ Andrew Moore
Duly Authorized Signatory

MERRILL LYNCH CAPITAL, a division of Merrill
Lynch Business Financial Services Inc., asa Lender

By:	/s/ Illegible
Duly Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

MARATHON SPECIAL OPPORTUNITY CLO I, LTD., as a Lender

By:	Marathon Asset Management, LLC, its
Portfolio Manager and Authorized Signatory

By:	/s/ Louis T. Hanover
Name:	Louis T. Hanover
Title:	Authorized Signatory

DRYDEN IV - LEVERAGED LOAN CDO 2003, as a Lender

By:	Prudential Investment Management, Inc.,
as Collateral Manager

By:
Name:
Title:

DRYDEN V - LEVERAGED LOAN CDO 2003, as a Lender

By:	Prudential Investment Management, Inc.,
as Collateral Manager

By:
Name:
Title:

DRYDEN VII - LEVERAGED LOAN CDO 2004, as a Lender

By:	Prudential Investment Management, Inc.,
as Collateral Manager

By:
Name:
Title:

DRYDEN VIII - LEVERAGED LOAN CDO 2005, as a Lender

By:	Prudential Investment Management, Inc.,
as Collateral Manager

By:
Name:
Title:

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
APPLIED BIOTECH, INC.
ADVANTAGE DIAGNOSTICS CORPORATION
FOREFRONT DIAGNOSTICS, INC.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP. II
INVERNESS MEDICAL, INC.
INNOVATIONS RESEARCH, LLC
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
INNOVACON, INC.
OSTEX INTERNATIONAL, INC.
SELFCARE TECHNOLOGY, INC.
BINAX, INC.
INVERNESS MEDICAL — BIOSTAR, INC.
UNIPATH ONLINE, INC.
RICH HORIZONS INTERNATIONAL LIMITED
CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
DMD, DIENSTLEISTUNGEN & VERTRIEB FÜR
MEDIZIN UND DIAGNOSTIK GMBH
INVERNESS MEDICAL CANADA, INC.
INVERNESS MEDICAL EURASIA LIMITED
INVERNESS MEDICAL FRANCE SAS
INVERNESS MEDICAL GERMANY GMBH
SCANDINAVIAN MICRO BIODEVICES APS
STIRLING MEDICAL INNOVATIONS LIMITED
INVERNESS MEDICAL SWITZERLAND GMBH
UNIPATH DIAGNOSTICS GMBH
INVERNESS MEDICAL DEUTSCHLAND GMBH
INVERNESS MEDICAL JAPAN, LTD.
INVERNESS MEDICAL IBERICA, S.A.
INVERNESS MEDICAL SPAIN, S.L.U.
UNIPATH LIMITED
IVD MANAGEMENT LIMITED
INVERNESS MEDICAL INVESTMENTS, LLC

By:	/s/ David Teitel
Name:	David Teitel

Title:	Vice President — Finance, Vice President —
Finance, Vice President — Finance, Vice
President — Finance, President, President,
Vice President — Finance, Vice President —
Finance, Vice President — Finance, Vice
President — Finance, Vice President —
Finance, Vice President — Finance, Vice
President — Finance, Vice President —
Finance, Vice President — Finance, Vice
President — Finance, Vice President,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Manager, respectively